LUXFER HOLDINGS PLC NON-EXECUTIVE DIRECTORS EQUITY INCENTIVE PLAN (Amended and Restated as of June 6, 2024) 1. Purpose of the Plan The purpose of the Plan is to promote the interests of the Company and its shareholders, by allowing the Company to attract and retain highly qualified Non-Executive Directors by permitting them to obtain or increase their proprietary interest in the Company. 2. Definitions As used in the Plan or in any instrument governing the terms of any Award, unless stated otherwise, the following definitions apply to the terms indicated below: (a) “Award” means any Option, Restricted Stock or Restricted Stock Unit granted to a Participant pursuant to the Plan. (b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award. (c) “Beneficiary” means a Person designated in writing by the Participant to receive any amounts due to the Participant hereunder in the event of the Participant’s death or, absent any such designation, the Participant’s estate. Such designation, if any, must be on file with the Company prior to the Participant’s death. (d) “Board” means the Board of Directors of Luxfer. (e) “Cause” means (i) absence without the permission of the Board from meetings of the Board for three consecutive full meetings; (ii) any prohibition by law from being a director; (iii) becoming bankrupt or making any formal arrangement or composition with the Participant’s creditors generally; (iv) commission of any serious or repeated breach or non-observance of the Participant’s obligations to the Company (which include an obligation not to breach directors’ statutory, fiduciary or common-law duties); or (v) any conduct involving fraud or dishonesty or acting in any manner which, in the opinion of the Company, brings or is likely to bring the Company into disrepute or is materially adverse to the interests of the Company. (f) “Change in Control” means, unless otherwise defined in the Award Agreement, the occurrence of any of the following after the Effective Date: (i) any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities (other than any Person who was a “beneficial owner” of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities prior to the Effective Date); or (ii) dissolution or liquidation of the Company; or (iii) material reconstruction or significant demerger; or (iv) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to

2 constitute at least a majority of the members of the Board, provided that any Person becoming a director subsequent to the Effective Date whose appointment to fill a vacancy or to fill a new Board position was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iv), considered as though he or she were a member of the Incumbent Board; or (v) the occurrence of any of the following of which the Incumbent Board does not approve: (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (vi) consummation of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company, which was approved by shareholders pursuant to a proxy statement soliciting proxies from shareholders of the Company, by someone other than the then current management of the Company. (g) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder. (h) “Committee” means the Board or such other committee as the Board may designate from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan. (i) “Company” means Luxfer and all of its Subsidiaries, collectively. (j) “Effective Date” means October 2, 2012. (k) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time. (l) “Exercise Price” means the price per Share at which a holder of an Option may purchase Shares. (m) “Fair Market Value” means, with respect to a Share, as of the applicable date of determination, (i) the closing price per Share on that date as reported on the New York Stock Exchange (or if not reported, the closing price per Share on the trading day immediately preceding such date as reported on the New York Stock Exchange) or (ii) if not so reported, as determined by the Committee in its sole discretion using a reasonable valuation method taking into account, to the extent applicable, the requirements of Section 409A of the Code. (n) “Luxfer” means Luxfer Holdings PLC, incorporated in England and Wales, and any successor thereto. (o) “Non-Executive Director” means a member of the Board who is not an employee of the Company.

3 (p) “Option” means a right granted to a Participant pursuant to Section 7 to purchase a specified amount of Shares at an Exercise Price. (q) “Ordinary Shares” means Luxfer’s ordinary shares, nominal value £0.50 per share, or any other security into which the ordinary shares shall be changed pursuant to the adjustment provisions of Section 10 of the Plan. (r) “Participant” means a Non-Executive Director to whom one or more Awards have been granted pursuant to the Plan. (s) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act. (t) “Plan” means this Luxfer Non-Executive Directors Equity Incentive Plan, as it may be amended from time to time. (u) “Restricted Stock” means Shares awarded to a Participant pursuant to Section 8 subject to a substantial risk of forfeiture. (v) “Restricted Stock Unit” means a right to receive a number of Shares subject to the Award or the value thereof as of the specified date granted to a Participant pursuant to Section 9. (w) “Securities Act” means the United States Securities Act of 1933, as amended. (x) “Share” means an Ordinary Share. (y) “Subsidiary” means any entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by Luxfer. (z) “Transfer” means, with respect to any Award, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or disposition of such Award, whether for or without consideration. “Transferee”, “Transferred” and “Transferability” shall have correlative meanings. (aa) “U.S.” means the United States of America. 3. Term; Stock Subject to the Plan (a) Term of the Plan Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under the Plan at any time in the period commencing on the Effective Date and ending on June 6, 2034. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4 (b) Stock Subject to the Plan The maximum number of Shares available for Awards under the Plan on or after June 8, 2022, in the aggregate, shall be 450,000. The maximum referred to in the preceding sentence of this paragraph shall be subject to adjustment as provided in Section 10. The Board may, subject to any applicable law and approval by the shareholders of Luxfer to the extent required by law or listing conditions of the New York Stock Exchange, from time to time increase the maximum number of Shares that may be available for Awards under the Plan. The Company may satisfy its obligation to deliver Shares under the Plan in any manner permitted by law, including without limitation, by issuing new Shares that are authorized for issuance, using treasury shares or causing any trust to deliver Shares. For purposes of the preceding paragraph, if any Shares subject to an Award are forfeited, if any Award or any portion of an Award lapses or expires or if any Award is settled for cash (in whole or in part) in accordance with its terms, the Shares subject to such Award shall, to the extent of such forfeiture, lapse, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under this Section 3(b) and shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the Exercise Price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any Award; and (iii) Shares purchased on the open market with the cash proceeds from the exercise of Options. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Shares covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3(b). For the sake of clarity, no Shares that remained available under the Plan for issuance prior to June 8, 2022 will be issued on or after June 8, 2022, and no Shares underlying Awards granted prior to June 8, 2022 will be or become available for grants of Awards under the Plan on or after June 8, 2022. 4. Administration of the Plan The Plan shall be administered by the Committee. The Committee shall, consistent with the terms of the Plan, designate the type and other terms and conditions of Awards under the Plan. The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Agreement) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate.

5 On or after the date of grant of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or Transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s directorship during which any such Award may remain outstanding, (iii) provide for the crediting of dividends or dividend equivalents with respect to any such Award, or (iv) waive any conditions to the vesting, exercisability or Transferability, as the case may be, of any such Award; provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code or any other applicable law. Without limiting the generality of the foregoing, in order to assure the viability of Awards granted to Participants acting as a director of Luxfer in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or acts as a director of Luxfer. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative version of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan for any other purpose. Decisions of the Committee shall be final, binding and conclusive on all parties. To the extent permitted by applicable law, (i) no member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and (ii) the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan. 5. Eligibility; Award Agreements; Non-Transferability (a) Non-Executive Directors of the Company shall be eligible to receive Awards pursuant to the Plan. (b) Each Award granted under the Plan shall be evidenced by an Award Agreement (which in the case of Options may be a simplified certificate of entitlement), in form and substance approved by the Committee. Except as otherwise determined by the Committee, an Award may not be Transferred. 6. Non-Discretionary Grants. Each calendar year during the term of the Plan, within 10 days of the Annual General Meeting, on a date determined by the Committee (the “Award Grant Date”), each Non-Executive Director who is acting as a director of Luxfer on the Award Grant Date and who has at the Award Grant Date been acting as a director of Luxfer for at least six months after his or her initial

6 appointment or election shall receive an Award hereunder in an amount determined by the Committee up to a maximum of 150% of such director’s annual cash fee. In the event a Non- Executive Director has not been acting as a director of Luxfer for at least six months on the Award Grant Date, the annual fee earned in that year and payable in Awards shall be included in the Awards in respect of the following calendar year. Subject to the Committee’s discretion, for purposes of the Plan, the Awards shall be valued as follows: (i) Options shall be valued at one-third of the Fair Market Value of Shares subject to the Award on the date of grant and (ii) Restricted Stock and Restricted Stock Units shall be valued at the Fair Market Value of Shares subject to the Award on the date of grant. 7. Options Unless otherwise provided in the applicable Award Agreement, each Award of an Option granted under the Plan shall have the following terms and conditions: (a) Evidence of Grant The Award Agreement evidencing the grants of Options shall include the amount of Shares subject to an Award, the Exercise Price, vesting conditions and such additional provisions as may be specified by the Committee. The Exercise Price per Share covered by any Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant with respect to any Option granted to a Participant who is a U.S. taxpayer. (b) Exercise Period No Option shall be exercisable after the expiration of ten years from the date it is granted. (c) Exercise of Options Each Option may, to the extent vested and exercisable, be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise. The Exercise Price of an Option must be paid in full when the Option is exercised. For the avoidance of doubt, the preceding sentence will not prevent the Exercise Price being paid from the proceeds pursuant to the prompt sale of Shares acquired upon exercise or the Participant entering into other permissible arrangements, agreed by the Committee, for procuring payment of the aggregate Exercise Price. (d) Cessation of Directorship Subject to the discretion of the Committee, if the Participant ceases to be a director of Luxfer for any reason other than for Cause, (i) the portion of the Option that has not become vested or exercisable as of the date when the Participant ceases to be a director shall immediately

7 lapse and (ii) except as otherwise provided in the Plan or in the applicable Award Agreement, the portion of the Option that is vested or exercisable as of the date when the Participant ceases to be a director will lapse on the first anniversary of such date to the extent not theretofore exercised. If the Participant ceases to be a director of Luxfer because of removal or vacation of office for Cause, the Option, whether then vested or exercisable or not, shall immediately lapse on such cessation of directorship. (e) Prohibition on Dividend Rights. No Option granted under the Plan may include the right to receive dividends or dividend equivalent rights. 8. Restricted Stock Unless otherwise provided in the applicable Award Agreement, each Award of Restricted Stock granted under the Plan shall have the following terms and conditions: (a) Grant of Restricted Stock At the time of grant, the Committee shall determine, in its discretion, the terms and conditions that will apply to Restricted Stock granted pursuant to this Section 8. (b) Issuance of Restricted Stock; Rights of Participants As soon as practicable after Restricted Stock has been granted, Restricted Stock shall be transferred to the Participant. Shares of Restricted Stock may be evidenced in such manner as the Committee shall determine. Except as otherwise determined by the Committee, the Participant will have all rights of a shareholder with respect to the Shares of Restricted Stock, including the right to vote and, subject to Section 8(c), to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture and may not be Transferred until the restrictions are satisfied or lapse. The Committee may enforce any restrictions that the Committee may impose on Restricted Stock in such manner as the Committee shall determine, including legends, custody accounts or any other restrictions on Transfer. (c) Dividends No dividends will be paid to a Participant with respect to unvested Shares of Restricted Stock. The Committee may provide in its sole discretion that any dividends declared on the Shares of Restricted Stock before they are vested shall either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions that apply to the Shares of Restricted Stock to which they relate, or (ii) be credited by the Company to an account for the Participant and accumulated with or without interest until the date upon which the Shares of Restricted Stock to which they relate become vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In case dividends are reinvested, the number of additional Shares shall be determined by first (i) multiplying the number of Shares of Restricted Stock subject to an Award on the dividend payment date by the per-Share dollar amount of the dividend so paid, and

8 then (ii) dividing the resulting amount by the Fair Market Value of Shares on the dividend payment date, with the number of Shares rounded down to the nearest whole number and the cash balance remaining being carried forward and added to the dividend amounts (if any) paid on the next occasion. If Shares of Restricted Stock subject to an Award are forfeited, the additional Shares (or credited cash amounts) that relate to such Restricted Stock shall also be forfeited. (d) Cessation of Directorship Subject to the discretion of the Committee, if the Participant ceases to be a director of Luxfer for any reason, all Shares underlying Restricted Stock that have not yet become vested as of the date the Participant ceases to be a director shall be immediately forfeited by the Participant and the Participant shall have no further rights with respect thereto. 9. Restricted Stock Units Unless otherwise provided in the applicable Award Agreement, each Award of Restricted Stock Units granted under the Plan shall have the following terms and conditions: (a) Grant of Restricted Stock Units At the time of grant, the Committee shall determine, in its discretion, the terms and conditions that will apply to Restricted Stock Units granted pursuant to this Section 9. (b) Dividend Equivalents No dividend or dividend equivalents will be paid to a Participant with respect to unvested Restricted Stock Units. The Committee may in its sole discretion provide for the payment of dividend equivalents with respect to Restricted Stock Units. If dividend equivalents will be paid, the Company shall credit the Participant with additional Restricted Stock Units as of each date on which the Company pays a cash dividend on Shares, the number of which shall be determined by first (i) multiplying the number of Restricted Stock Units subject to an Award on the dividend payment date by the per-Share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Fair Market Value of Shares on the dividend payment date. Any additional Restricted Stock Units shall be subject to the same restrictions, including but not limited to vesting, Transferability and payment restrictions, that apply to the Restricted Stock Units to which they relate. If the Restricted Stock Units subject to an Award are forfeited, the additional Restricted Stock Units that relate to such Restricted Stock Units shall also be forfeited. (c) Form and Timing of Settlement Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement, provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such payment will occur in a manner that would not cause any tax to become due under Section 409A of the Code. Restricted Stock Units may be settled for cash, Shares, or a combination of both, as determined by the Committee and set forth in the Award Agreement. The Committee may permit Participants to

9 request the deferral of payment of vested Restricted Stock Units (including the value of related dividend equivalents, if any) to a date later than the payment date specified in the Award Agreement, provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such deferral will be made in a manner that would not cause any tax to become due under Section 409A of the Code. (d) Cessation of Directorship. Subject to the discretion of the Committee, if the Participant ceases to be a director of Luxfer for any reason, all Shares underlying Restricted Stock Units that have not yet become vested as of the date the Participant ceases to be a director shall be immediately forfeited by the Participant and the Participant shall have no further rights with respect thereto. 10. Adjustment upon Certain Changes (a) Adjustment of Shares If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Luxfer, without fair market value consideration, or an extraordinary cash dividend or distribution is made, then (i) the number of Shares available for Awards under the Plan set forth in Section 3, (ii) the Exercise Prices of and number of Shares subject to outstanding Options, (iii) the nominal value per Share, if applicable, and (iv) the number of Shares subject to other outstanding Awards, may be proportionately adjusted, subject to any required action by the Board or the shareholders of Luxfer and in compliance with applicable securities laws and, to the extent applicable, Section 409A of the Code. In addition, except insofar as the Board (on behalf of Luxfer) agrees to capitalize Luxfer’s reserves and apply the same in paying up any difference between the Exercise Price (or any amount payable per Share in relation to an Award) and the nominal value of the Shares, the Exercise Price (or other amount payable per Share in relation to an Award) of any Award over Shares that are to be newly issued by Luxfer in satisfaction of the Award shall not be reduced below a Share’s nominal value. (b) Certain Mergers Subject to any required action by the shareholders of Luxfer, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee may, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation. (c) Certain Other Transactions In the event of (i) a dissolution or liquidation of Luxfer, (ii) a sale of all or substantially all of Luxfer’s assets (on a consolidated basis), (iii) a merger, consolidation or similar

10 transaction involving Luxfer in which Luxfer is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving Luxfer in which Luxfer is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to: (i) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each Share subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Option, such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the Exercise Price of such Option (which value may be zero); or (ii) provide for the exchange of each Award (whether or not then exercisable or vested) for an award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the Exercise Price of the Award, or the number of Shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award. (d) Notice The Company shall give each Participant notice of an adjustment, substitution, cancellation or other action hereunder and, upon notice, such adjustment, substitution, cancellation or other action shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to take action under this Section 10 with respect to any Award if the Committee determines that such action would violate (or cause the Award to violate) applicable law or result in adverse tax consequences to the Participant or to the Company. (e) No Repricing Notwithstanding any provision of the Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards granted under the Plan be permitted at any time under any circumstances or (ii) any new Awards be granted in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule). (f) No Other Rights Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Luxfer or any other corporation. Except as expressly

11 provided in the Plan, no issuance by Luxfer of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of other property subject to, or the terms related to, any Award. (g) Savings Clause No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. 11. Rights under the Plan No Person shall have any rights as a shareholder with respect to any Shares covered by or relating to any Award granted pursuant to the Plan until the date of the transfer or delivery of Shares. Except as otherwise expressly provided in Section 10, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such Shares are transferred or delivered. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Share if it were transferred or delivered or outstanding, or from granting rights related to such dividends; provided, however, that no dividend or dividend equivalents will be paid to a Participant with respect to unvested Awards. The Company may, but shall not have any obligation to, establish any separate fund or trust or other segregation of assets to provide for the satisfaction of Awards under the Plan. 12. No Special Rights to Continue as a Director; No Right to Awards Neither the Plan, nor any Award Agreement nor action taken under the Plan, shall be construed as conferring upon a Participant any right to continue as a director of Luxfer, to be renominated by the Board or re-elected by the shareholders of Luxfer or shall interfere in any way with the right of Luxfer or its shareholders at any time to remove such Participant from his or her position as director or to increase or decrease the annual fees of any Non-Executive Director or change the portion thereof paid in cash or Awards. 13. Securities Matters The Company shall be under no obligation to effect the registration pursuant to the Securities Act or any federal, state or non-U.S. securities laws of any Shares to be transferred or delivered hereunder or to effect similar compliance under any state laws. Notwithstanding anything in the Plan to the contrary, the Company shall not be obligated to cause to be transferred or delivered any Shares pursuant to the Plan unless and until the Company is advised by its counsel that the transfer and delivery of Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the transfer and delivery of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that certificates, if any, evidencing such Shares, bear such legends, as the Committee deems necessary or desirable.

12 The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the transfer or delivery of Shares pursuant to such exercise is in compliance with all applicable laws and regulations and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the delivery or transfer of Shares pursuant to any Award pending or to ensure compliance under federal, state, non-U.S. securities laws and the requirements of any securities exchange on which Shares are traded. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the delivery or transfer of Shares pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. The issue or transfer of any Shares under the Plan shall be subject to Luxfer’s Articles of Association and to any necessary consents of any governmental or other authorities (in any jurisdiction) under any enactments or regulations from time to time in force. The Participant shall comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent. 14. Withholding Taxes (a) Payment of Taxes Participants shall be solely responsible for any applicable taxes imposed on the Participant by applicable law (including without limitation income, social security and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting, settlement or exercise of any Award. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or the Committee be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment under U.S. or non-U.S. law, including, without limitation, under Section 409A of the Code. (b) Cash Remittance Whenever Shares are to be transferred or delivered upon the exercise, grant or vesting of an Award, and whenever any cash amount shall become payable in respect of any Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to the delivery of Shares or recordation by the Company of the Participant or his or her nominee as the owner of such Shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon any payment (including in Shares) with respect to any Award, the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, settlement or payment. (c) Share Remittance

13 At the election of the Participant, subject to the approval of the Committee, when Shares are to be transferred or delivered upon the exercise, grant or vesting of an Award, the Participant may tender to the Company a number of Shares that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any. (d) Share Withholding At the election of the Participant, subject to the approval of the Committee, when Shares are to be transferred or delivered upon the exercise, grant or vesting of an Award, the Company shall withhold a number of such Shares determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any. 15. Amendment or Termination of the Plan (a) The Board may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan. (b) The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of any other agreement between the Participant and the Company and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 15(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 15(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such

14 amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 15(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the Award and the applicable Award Agreement. 16. Transfers upon Death Upon the death of a Participant, to the extent provided in the applicable Award Agreement, (i) any outstanding Options granted to such Participant may be exercised only by the Beneficiary and (ii) any Restricted Stock granted to such Participant may only be Transferred to the Beneficiary. The Beneficiary, as a condition of such exercise or Transfer, as the case may be, shall be bound in all respects by the provisions of the Plan and the applicable Award Agreement as if the Beneficiary were an original party thereto and by the acknowledgements made by the Participant in connection with the grant of the Award and all references in the Plan and the applicable Award Agreement to the Participant shall be deemed to refer to such Beneficiary. Any attempt to Transfer an Award in violation of the Plan shall render such Award null and void. 17. Change in Control (a) Treatment of the Awards Upon a Change in Control, each outstanding Award shall become fully vested and exercisable, as applicable, and all restrictions thereon shall lapse. Except as otherwise provided in the Plan or in the applicable Award Agreement or as otherwise communicated to the Participants by the Committee in connection with the Change in Control, an Option shall lapse on the first anniversary of the Change in Control to the extent not theretofore exercised. (b) 409A Savings Clause Notwithstanding the foregoing and for the purposes of timing of payment, distribution or settlement only, a Change in Control shall not be deemed to occur under this Section 17 of the Plan with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code and is granted to a Participant subject to U.S. taxation, unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor thereto. 18. Fractional Shares The Company shall not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

15 19. Nominal Value If determined by the Committee, the vesting/exercise of an Award and the issue of Shares pursuant to the Award will be subject to the payment of the aggregate nominal value of the underlying Shares by the Participant. Any cash payment to be made to a Participant pursuant to Section 10(c)(i) of the Plan in consideration of the cancellation of an Award or an award that is provided in exchange for an Award pursuant to Section 10(c)(ii) of the Plan, shall where appropriate and if determined by the Committee, take account of the nominal value of the Shares subject to the Award. 20. Section 409A Exemption All Awards under the Plan are intended to be exempt from Section 409A of the Code and shall be construed in accordance with the foregoing. 21. Data Protection Any agreements and consents in respect of any personal data of a Participant shall be as set forth in the applicable Award Agreement. 22. Service of Documents (a) Except as otherwise provided in the Plan, any written notice or document to be given by, or on behalf of, the Company or any administrator of the Plan to a Participant in accordance or in connection with the Plan may be given by hand or sent by pre-paid first class mail (airmail if overseas), facsimile transmission or email to the Participant’s home or work address, facsimile number or email address last known to the Company to be the Participant’s address, facsimile number or email address. Subject to clause (d) of this Section 22 any notice or document given in accordance with this Section 22 shall be deemed to have been given: (i) upon delivery, if delivered by hand; (ii) after 24 hours, if sent by mail; (iii) after 4 hours, if sent by facsimile transmission; and (iv) at the time of transmission, if sent by email except that a notice or document shall not be duly given by email unless that Person is known by the Company to have personal access during his normal business hours to information sent to him by email. (b) Any notice or document so sent to a Participant shall be deemed to have been duly given notwithstanding that such Person is then deceased (and whether or not the Company has notice of his death) except where his or her personal representatives have supplied an alternative address to which documents are to be sent to the Company. (c) Any written notice or document to be submitted or given to the Company or any administrator of the Plan in accordance or in connection with the Plan may be given by hand or sent by pre-paid first class post (airmail if overseas), facsimile transmission or email but shall not in any event be duly given unless it is actually received by the Secretary of the Company or such other individual as may from time to time be nominated by the Company and whose name and address, facsimile number or email address is notified to the Participant.

16 (d) For the purposes of the Plan, an email shall be treated as not having been duly sent or received if the recipient of such email notifies the sender that it has not been opened because it contains, or is accompanied by a warning or caution that it could contain or be subject to, a virus or other computer program which could alter, damage or interfere with any computer software or email. 23. Third Party Rights Except as otherwise expressly stated to the contrary, neither the Plan nor the making of any Award shall have the effect of giving any third party any rights under the Plan pursuant to the UK Contracts (Rights of Third Parties) Act 1999 or otherwise and that Act shall not apply to the Plan or to the terms of any Award under it. 24. Governing Law (a) This Plan and any Award shall be governed by, and construed in accordance with, English law. (b) Any Person or Persons referred to in the Plan shall: (i) submit to the exclusive jurisdiction of the English courts as regards any claim, legal action, dispute, difference or proceedings concerning an Award or any matter arising from, or in relation to, the Plan; (ii) waive personal service of any proceedings; (iii) agree that service on him, her or it of proceedings may be effected by registered mail to his, her or its address for service of notices under the Plan; and (iv) waive any objection to proceedings taking place in the English courts on the grounds of venue or that proceedings have been brought in an inconvenient forum.